Exhibit 10.3

                               SEVERANCE AGREEMENT
                               -------------------


         THIS SEVERANCE AGREEMENT (the "Agreement") is entered into by and between HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida Company ("HNS", or the "COMPANY") and STEVEN POMERANTZ, an individual ("Pomerantz").

                                    PREAMBLE

         WHEREAS, Pomerantz has served as an executive officer for HNS; and

         WHEREAS, Pomerantz and HNS desire that Pomerantz cease serving as an executive officer of HNS; and

         WHEREAS, HNS and Pomerantz agree to the following terms relating to Pomerantz' cessation of service as an officer of HNS;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, HNS and Pomerantz (collectively hereinafter referred to as the "Parties"), intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                   ARTICLE ONE
                                   -----------
                                      TERM
                                      ----

1.1 This Agreement shall be for a term of one (1) year, commencing on January 1, 2002 (the "Term").

                                   ARTICLE TWO
                                   -----------
                                   DEFINITION
                                   ----------

2.1 As used herein, "Change of Control" means: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 28% (twenty-eight) or more of the then outstanding shares of common stock of the Company; or (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; or (c) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock of the Company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the outstanding common stock; or (d) approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Company, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such Company is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock.

                                  ARTICLE THREE
                                  -------------
                                    SEVERANCE
                                    ---------

3.1 Pomerantz shall be entitled to the following payments from HNS: Thirty One Thousand, Two Hundred and Fifty Dollars ($31,250.00), to be paid in twenty-six (26) equal payments of One Thousand, Two Hundred and One Dollars and 93/100 ($1,201.93) paid every two (2) weeks. The parties acknowledge that these amounts have been reduced by $18,750 pursuant to a settlement agreement among HNS, Pomerantz, Milton Barbarosh and certain other parties to the litigation.

3.2 During the Term, Pomerantz shall be entitled to health insurance which is in effect as of the date hereof, and if the Company is unable to keep such health insurance in effect, Pomerantz shall be entitled to insurance similar to the insurance in effect as of the date hereof, for himself and his immediate family. During the Term, HNS agrees to give Pomerantz thirty (30) days' written notice in the event that HNS' director and officers insurance is terminated or modified.
3.3 The parties hereto acknowledge and agree that Pomerantz is owed back salary and bonus for fiscal year ended 2001 aggregating $23,443 and in respect thereof (a) the Company shall pay to Pomerantz $3,443 in cash within 30 days of the date hereof; and (b) the Company shall issue to Pomerantz a number of shares of Company Common Stock (restricted under Rule 144) determined by dividing $20,000 by the "Market Value" of such shares. For purposes of this Section 3.3, "Market Value" shall mean the average of the bid and asked prices for the Common Stock over the 20 trading days immediately preceding the date hereof.

                                  ARTICLE FOUR
                                  ------------
                        PERSONAL GUARANTY OF COMPANY DEBT
                        ---------------------------------

4.1 The parties acknowledge that Pomerantz has signed a personal guaranty, or other instrument, which personally obligates him for Company debt or obligations as follows:

         (i) a personal guaranty on a lease with Credential Leasing;

         (ii) a personal guaranty on a software and hardware lease with Avanta;

         (iii) a personal guaranty on a Pitney Bowes lease;

         (iv) the Validity Indemnification dated September 6, 2001 with Alliance Financial Capital, Inc. in connection with the Factoring Agreement of even date therewith (the "Validity Indemnification"); and

         (v) a personal guaranty on the SunTrust Loan to HNS with a current principal balance of $24,000 and the pledge of Pomerantz's personal Certificate of Deposit in the amount of $25,000 (the "SunTrust Loan").

         Collectively, the obligations listed in subsections (i) through (v) are hereinafter referred to as the "Guaranteed Obligations."

4.2      HNS agrees that on the earlier to occur of (i) a Change in Control, or
         (ii) December 31, 2002, HNS shall within thirty (30) days thereafter, provide substitute collateral for the Guaranteed Obligations to the extent necessary to fully and completely release Pomerantz from any and all personal liability on the Guaranteed Obligations. In the event that HNS is unable to provide substitute collateral within such thirty day period, HNS shall, within thrity (30) days thereafter, repay the Guaranteed Obligations in full. Notwithstanding anything to the contrary contained herein, HNS (i) shall repay in full the outstanding principal and accrued but unpaid interest on the SunTrust Loan no later than the earlier to occur of (i) July 1, 2002 and (ii) a Change of Control; (ii) shall not borrow additional funds or increase the principal amount outstanding under the SunTrust Loan as of the date hereof without the prior written consent of Pomerantz; and (iii) shall cause Pomerantz to be released from the Validity Indemnification no later than sixty (60) days after the date hereof. Pomerantz agrees that he will (i) not take any action which will compromise or call into question the Guaranteed Obligations before a Change of Control or December 31, 2002, whichever occurs first, and (ii) cooperate and do all things necessary to avoid acceleration of, or an event of default under, the SunTrust Loan before July 1, 2002.

                                  ARTICLE FIVE
                                  ------------
                                  MISCELLANEOUS
                                  -------------

5.1 Notices. All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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

TO HNS:           HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC.
                  3750 Investment Lane, Bldg. 5
                  West Palm Beach, FL 33404

WITH A COPY TO:   GREENBERG TRAURIG P.A.
                  777 South Flagler Drive, Suite 300E
                  West Palm Beach, FL 33401
                  Attn: Denise G. Reeder

TO POMERANTZ:     STEVEN POMERANTZ


WITH A COPY TO:   Mark C. Perry, Esq.
                  The International Building
                  2455 East Sunrise Boulevard, Suite 905
                  Fort Lauderdale, Florida 33304,

         or to such other person as either Party shall designate to the other for such purposes in the manner here-in-above set forth.

5.2 Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

5.3 Merger. This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

5.4 Survival. The several representations, warranties, and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5 Severability. If any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision or portion of such provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6 Governing Law and Venue. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.


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

5.7 Litigation. In any action between the Parties to enforce any of the terms of this Agreement or any matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8 The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9 Captions. The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10 Further Assurances. The parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.11 Counterparts. This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS THEREOF, the Parties have executed this Agreement, effective as of the 1st day of January 2002.

Signed, Sealed & Delivered
In Our Presence                     HEALTH AND NUTRITION SYSTEMS, INC.

  /s/ Albert C. Dugan               By: /s/Christopher Tisi
---------------------------             -------------------------------
Signature


     Albert C. Dugan                Attest:   Mona Lalla
--------------------------                 ---------------------------
Print Name

(CORPORATE SEAL)


By:  /s/Steven Pomerantz
     --------------------
     STEVEN POMERANTZ